Exhibit 10.2

THRIFT PLAN RESTORATION PLAN

FOR SALARIED EMPLOYEES OF LUFKIN INDUSTRIES, INC.

1. Introduction

The following are the provisions of the THRIFT PLAN RESTORATION PLAN FOR SALARIED EMPLOYEES OF LUFKIN INDUSTRIES, INC. (hereinafter referred to as the “Restoration Plan”) which is being established by Lufkin Industries, Inc. (hereinafter referred to as the “Company”), effective as of January 1, 1991, in order to provide for the payment of retirement and retirement related benefits to a certain select group of highly compensated employees who are participants in the THRIFT PLAN FOR SALARIED EMPLOYEES OF LUFKIN INDUSTRIES, INC. (hereinafter referred to as the “Basic Plan”) as in effect from time to time on and after the effective date hereof and whose contributions and benefits under the Basic Plan are restricted by application of the limitations of any of the following sections of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the “Code”): Section 401(a)(l7), Section 401(k)(3), Section 401(m), Section 402(g) or Section 415. The Company intends and desires by the adoption of this Restoration Plan to recognize the value to the Company of the past and present services of its employees covered by the Restoration Plan and to encourage and assure their continued service to the Company by making more adequate provision for their future retirement security.

2. Definitions

As used herein, the term “Participant” means an individual who has become a participant in this Restoration Plan in accordance with the provisions of Section 4 hereof and whose interest hereunder has not been fully paid. The term “Employer” shall include the Company and any other incorporated or unincorporated trade or business which may adopt this Restoration Plan in accordance with the provisions of Section 17 hereof. The term “Compensation” shall have the meaning assigned in the Basic Plan except that it shall be determined without regard to the dollar limit required by Section 401(a)(l7) of the Code and before any deferred cash contributions under this Restoration Plan. All other terms used in this Restoration Plan shall have the same meaning assigned to them under the provisions of the Basic Plan unless otherwise qualified by the context.

3. Administration

This Restoration Plan shall be administered by a committee appointed by the Board of Directors of the Company from time to time (hereinafter referred to as the “Committee”). The Committee shall administer the Restoration Plan in a manner consistent with the administration of the Basic Plan, as from time to time amended and in effect, except that this Restoration Plan shall be administered as an unfunded plan that is not intended to meet the qualification requirements of Section 401 of the Code. The Committee shall have full power and authority to interpret, construe, and administer this Restoration Plan and the Committee’s interpretations and construction thereof, and actions thereunder, including the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes, subject to any rights of the Participant to make a claim under Title I of the Employee Retirement Income Security Act of 1974.

4. Eligibility

A Salaried Employee of an Employer that has adopted this Restoration Plan, (a) who is a “highly compensated employee” (within the meaning of Section 414(q) of the Code) for the applicable Plan Year, (b) who is a Participant in the Basic Plan and (c) whose Salary Deferral Contributions and/or allocated portion of the Employer Contributions under the Basic Plan are limited for such Plan Year due to the provisions of either Section 401(a)(17), Section 40l(k)(3), Section 401(m), Section 402(g) or Section 415 of the Code, shall be eligible to participate in this Restoration Plan for such Plan Year. In no event shall an Employee who is not a Participant in the Basic Plan be eligible to participate under this Restoration Plan.

5. Participant’s Salary Deferral Contributions

Each eligible Employee may become a Participant by electing to defer a portion of his Compensation under this Restoration Plan for the Plan Year by entering into a salary deferral agreement with his Employer under which he agrees to defer a portion of his future Compensation. The amount of Compensation that is deferred by the Participant pursuant to such agreement (herein referred to as the Participant’s “Restoration Salary Deferral Contributions”) shall be subject to a maximum equal to the excess, if any, of (i) 12% of his Compensation for the applicable month of the Plan Year over (ii) the maximum Salary Deferral Contribution that he is entitled to make under the Basic Plan for such month of the Plan Year. A Participant may at any time change the specified amount of his future deferrals of Compensation under this Restoration Plan, subject to the above maximum rate, by entering into a new salary deferral agreement with his Employer with respect to such future deferrals.

6. Employer’s Matching Contribution Amount

The Employer shall provide a matching contribution amount for each Participant in this Restoration Plan as of each Valuation Date subsequent to the effective date of the Restoration Plan in an amount equal to the excess of (a) the amount of the Employer Contributions that would have been credited to the Employer Contribution Account of the Participant under the Basic Plan as of such Valuation Date if (i) contributions to the Basic Plan were not restricted due to the limitations imposed by Sections 401(a)(17), 401(k)(3), 401(m), 402(g), and 415 of the Internal Revenue Code and (ii) the Restoration Plan Salary Deferral Contributions of the Participant were added to his Salary Deferral Contributions under the Basic Plan for the valuation period just ended over (b) the amount of the Employer Contributions that are allocated to his Employer Contribution Account under the Basic Plan as of such Valuation Date.

7. Establishment of Reserve Accounts

An Employer shall establish and maintain on its books and records for each of its Salaried Employees who is a Participant in this Restoration Plan two separate liability accounts, called the “Salary Deferral Contribution Reserve Account” and the “Employer Contribution Reserve Account,” respectively. Such accounts shall be identified on the books and records of the Employer as a contingent liability of the Employer to the Participant. Each separate liability account shall be divided into separate investment fund reserve subaccounts as are required to reflect the applicable Interest Accumulation Factors described below.

The Employer shall credit the amount of the Restoration Plan Salary Deferral Contributions of a Participant to his Salary Deferral Contribution Reserve Account no later than the Valuation Date next following the applicable payroll period for which his Compensation was reduced. The Restoration Plan Salary Deferral Contributions shall be credited among the investment fund reserve subaccounts in accordance with the Participant’s current Investment Fund election for Salary Deferral Contributions under the Basic Plan. After crediting the amount of the Restoration Plan Salary Deferral Contributions for the valuation period just ended, the investment fund reserve subaccounts in the Salary Deferral Contribution Reserve Account shall also be credited as of such Valuation Date with an amount determined by multiplying the average account balance during the valuation period just ended by the applicable Interest Accumulation Factor that applies on the current Valuation Date.

The Interest Accumulation Factor (herein referred to as the “Interest Accumulation Factor”) that applies on any given Valuation Date to an investment fund reserve subaccount shall be equal to the rate of return that would have been earned by such contributions as of such Valuation Date for the valuation period just ended under the Investment Fund that would have applied under the Basic Plan if such contributions had been invested in the Investment Fund being maintained under the Basic Plan on the Valuation Date on which the contributions are credited under this Restoration Plan.

The Employer shall credit to the Employer Contribution Reserve Account of the Participant as of each Valuation Date an amount equal to the matching contribution amount to which he is entitled as determined under Section 6 hereof as of such Valuation Date. The Employer Contribution shall be credited among the investment fund reserve subaccounts in accordance with the Participant’s current Investment Fund election for Employer Contributions under the Basic Plan. After crediting the Employer Contribution Reserve Account with the matching contribution amount for the valuation period just ended, the Employer Contribution Reserve Account shall be credited as of such Valuation Date with an amount determined by multiplying the average account balance during the valuation period just ended by the applicable Interest Accumulation Factor that applies on the current Valuation Date.

8. Excess Contributions Refunded Under Basic Plan

In the event that a Participant receives a distribution under the Basic Plan due to an “excess contribution” (as such term is defined in the Code), the Participant may enter into a salary deferral agreement with his Employer under which he agrees to reduce his Compensation each payroll period by a specified amount until the total is equal to the amount of such distribution that he received from the Basic Plan. If the Participant makes such an election, an amount equal to such amount by which his Compensation is reduced shall be credited to his Salary Deferral Contribution Reserve Account under this Restoration Plan as of the Valuation Date following the applicable payroll period for which his Compensation was reduced but the salary reductions credited to such subaccount shall be ignored or excluded from Restoration Plan Salary Deferral Contributions for the purposes of determining the amount to be credited to the Employer Contribution Reserve Account under Section 6 above. The salary deferral contribution shall be credited among the investment fund reserve subaccounts in accordance with the Participant’s current Investment Fund election for Salary Deferral Contributions under the Basic Plan. After crediting the amount of the salary reductions attributable to “excess contributions” distributed to the Participant for the valuation period just ended, the investment fund reserve subaccounts in the Salary Deferral Contribution Reserve Account shall also be credited as of such Valuation Date with an amount determined by multiplying the average account balance during the valuation period just ended by the applicable Interest Accumulation Factor that applies on the current Valuation Date.

The maximum percentage of Compensation that may be deferred by the Participant pursuant to a salary deferral agreement described in Section 5 hereof shall be determined without regard to the percentage of Compensation that is deferred by the Participant pursuant to this Section 8.

9. Amount of Benefit

The benefit payable to Participant or his Beneficiary or Beneficiaries under this Restoration Plan shall be an amount equal to the sum of:

(1)	100% of the balance in his Salary Deferral Contribution Reserve Account as of the Valuation Date coincident with or next following the date of termination of his service; and

(2)	an amount equal to the vested interest, if any, of the balance in his Employer Contribution Reserve Account, determined as follows:

(a)	if the Participant had attained the age of 65 years as of the date of termination of his service or if his service is terminated as a result of his death or Total and Permanent Disability, his vested interest in his Employer Contribution Reserve Account shall be equal to:

(i)	100%;

multiplied by

(ii)	the balance in his Employer Contribution Reserve Account as of the Valuation Date coincident with or next following the date of termination of his service; or

(b)	if the Participant had not attained the age of 65 years as of the date of termination of his service and his service is terminated for any reason other than his death or Total and Permanent Disability, his vested interest in his Employer Contribution Reserve Account shall be equal to the product of:

(i)	the Participant’s Vested Percentage as specified in the schedule below based upon his number of years of “Vesting Service” (as defined in the Basic Plan) as of the date of termination of his service;

multiplied by

(ii)	the balance in his Employer Contribution Reserve Account as of the Valuation Date coincident with or next following the date of termination of his service:

Number of Years of Vesting Service as of Date of Termination of Service	Vested Percent age
Less than 3	0%
3	20%
4	40%
5	60%
6	80%
7 or more	100%

The noninvested interest, if any, in a Participant’s Employer Contribution Reserve Account to which he is not entitled as of the date of termination of his service because his Vested Percentage as determined above is less than

100% shall be debited from his Employer Contribution Reserve Account and forfeited. All forfeitures shall be considered as an advance upon the Employer’s obligations under Section 6 hereof, or if no further contributions are to be made thereunder by the Employer, shall be credited to the Employer.

10. Payment of Benefits

The benefits payable to a Participant or, if the Participant is not living, to his Beneficiary, under this Restoration Plan shall be paid as soon as administratively feasible following the Valuation Date coincident with or next following the date of the Participant’s retirement or other termination of service and shall be paid in cash in accordance with the Participant’s irrevocable election made under such agreement either (i) in a single-sum amount or (ii) in quarterly or annual installments over a period not to exceed 10 years. The Beneficiary or Beneficiaries of a Participant under the Basic Plan shall be the Beneficiary or Beneficiaries of such Participant under this Restoration Plan unless a specific designation of Beneficiary is made with respect to the benefits payable under this Restoration Plan in accordance with such procedures as may be specified by the Committee. For the purposes of this Restoration Plan, a Participant’s service with an Employer shall not be considered to have terminated so long as such Participant is in the employment of a Controlled Group Member.

No in-service withdrawals or Participant loans are available under this Restoration Plan.

All benefits payable under this Restoration Plan to or on behalf of Participants who are Employees of a particular Employer shall be paid from the general assets of that Employer. An Employer shall not be required to set aside any funds to discharge its obligations hereunder, but the Employer may set aside such funds if it chooses to do so. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Employer, present and future. No Employee, his Beneficiary or Beneficiaries, or any other person shall have, under any circumstances, any interest whatever in any particular property or assets of the Employer by virtue of this Restoration Plan, and the rights of the Employee, his Beneficiary or Beneficiaries, or any other person who may claim a right to receive benefits under this Restoration Plan shall be no greater than the rights of an unsecured general creditor of the Employer.

11. Merger, Consolidation, or Acquisition

In the event of a merger, consolidation, or acquisition where the Employer is not the surviving corporation, unless the successor or acquiring corporation shall elect to continue and carry on this Restoration Plan, this Restoration Plan shall terminate with respect to that Employer.

12. Amendment and Termination

The Board of Directors of the Company may at any time amend or terminate this Restoration Plan. If this Restoration Plan should be amended or terminated, each Employer shall remain liable for any benefits accrued by its Employees under this Restoration Plan (determined in the case of a Participant in the active service of the Employer on the basis of such Participant’s presumed termination of employment as of the date of such amendment or termination) as of the date of such action.

13. Restrictions on Assignment

The benefits provided hereunder are intended for the personal security of persons entitled to payment under this Restoration Plan and are not subject in any manner to the debts or other obligations of the persons to whom they are payable. The interest of a Participant or his Beneficiary or Beneficiaries may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy, except that no amount shall be payable hereunder until and unless any and all amounts representing debts or other obligations owed to any Employer or any affiliate of any Employer by the Employee with respect to whom such amount would otherwise be payable shall have been fully paid and satisfied.

14. Continued Employment

Nothing contained in this Restoration Plan shall be construed as conferring upon any employee the right to continue in the employment of the Employer in any capacity.

15. Liability of Committee

Unless resulting from his own fraud or willful misconduct, no member of the Committee shall be liable for any loss arising out of any action taken or failure to act by the Committee or a member thereof in connection with this Restoration Plan. The Committee and any individual member of the Committee and any agent thereof shall be fully protected in relying upon the advice of the following professional consultants or advisors employed by the Employer or the Committee: any attorney insofar as legal matters are concerned, any accountant insofar as accounting matters are concerned, and any actuary insofar as actuarial matters are concerned.

16. Indemnification

The Employers hereby jointly and severally indemnify and agree to hold harmless the members of the Committee and all directors, officers and employees of an Employer against any loss, claim, cost, expense (including attorneys’ fees), judgment or liability arising out of any action taken or failure to act by the Committee or such individual in connection with this Restoration Plan; provided, however, that this indemnity shall not apply to an individual if such loss, claim, cost, expense, judgment or liability is due to such individual’s fraud or willful misconduct.

17. Rights of Other Employers to Participate

The Company has adopted this Restoration Plan effective as of January 1, 1991 on behalf of the Company. Any other Employer which may be a participating Employer in the Basic Plan may, in the future, adopt this Restoration Plan by formal action on its part and with the approval of the Board of Directors of the Company. The administrative powers and control of the Company, as provided in this Restoration Plan, shall not be deemed diminished under this Restoration Plan by reason of the participation of any other Employer and the administrative powers and control granted hereunder to the Company and to the Committee shall be binding upon any Employer adopting this Restoration Plan. Each Employer adopting this Restoration Plan shall have the obligation to pay the benefits to its employees hereunder and no other Employer shall have such obligation and any failure by a particular Employer to live up to its obligations under this Restoration Plan shall have no effect on any other Employer. Any Employer may terminate this Restoration Plan at any time by formal action on its part subject to the provisions of Section 12 hereof.

18. Change in Employment Status

Notwithstanding any provision herein to the contrary, in the event that the Company, in its sole discretion, determines that any Participant in this Restoration Plan is, at any time prior to his date of termination of employment, no longer eligible for participation in this Restoration Plan because of a change in his employment classification, such Participant shall cease to be a Participant in this Restoration Plan as of the date such determination is made by the Company and no contributions shall be made by him or on his behalf to this Restoration Plan during such period while he is in an ineligible status and prior to the date, if any, on which he subsequently becomes eligible for participation in this Restoration Plan. In the event his employment is terminated while he is in an ineligible status, his benefit under Section 9 hereof shall be determined as of the date of his termination and paid in accordance with the provisions of Section 10 hereof.

19. Law Governing

This Restoration Plan shall be construed in accordance with and governed by the laws of the State of Texas.

20. Effective Date

This Restoration Plan shall be effective as of January 1, 1991.

IN WITNESS WHEREOF, LUFKIN INDUSTRIES, INC. has caused this instrument to be executed by its duly authorized officers on the l6th day of November, 1990, to be effective as of January 1, 1991.

ATTEST:	COMPANY

LUFKIN INDUSTRIES, INC.

/s/ C. J. Haley Jr.	By:	/s/ F. B. Stevenson
Secretary	Title:	President

AMENDMENT ONE TO

THRIFT PLAN RESTORATION PLAN

FOR SALARIED EMPLOYEES OF LUFKIN INDUSTRIES, INC.

WHEREAS, effective as of January 1, 1991, the THRIFT PLAN RESTORATION PLAN FOR SALARIED EMPLOYEES OF LUFKIN INDUSTRIES, INC. (hereinafter referred to as the “Restoration Plan”) was adopted by Lufkin Industries, Inc. (hereinafter referred to as the “Company”), in order to provide for the payment of retirement and retirement related benefits to a certain select group of highly compensated employees; whose contributions and benefits under the Thrift Plan for Salaried Employees of Lufkin Industries, Inc. are restricted by application of the limitations of the Internal Revenue Code.

WHEREAS, it is deemed desirable to amend the Restoration Plan in order to allow certain highly compensated employees of the Company to participate prior to the date they become eligible to participate in the Thrift Plan for Salaried Employee of Lufkin Industries, Inc.

NOW, THEREFORE, the Restoration Plan is hereby amended effective as of January 1, 1993, as follows:

1. A new paragraph shall be added to Section 1 of the Restoration Plan to read as follows:

“Effective as of January 1, 1993, the Restoration Plan has been extended to include a select group of highly compensated employees of the Company who have not met the service requirement for participation in the Basic Plan, but who would otherwise qualify for participation in the Restoration Plan.”

2. Section 4 of the Restoration Plan shall be amended in its entirety to read as follows:

“4. Eligibility

A Salaried Employee of an Employer that has adopted this Restoration Plan, (a) who is a ‘highly compensated employee’ (within the meaning of Section 414(q) of the Code) for the applicable Plan Year, (b) who either (i) is a Participant in the Basic Plan or (ii) is ineligible to participate in the Basic Plan but would be eligible to participate in the Basic Plan if the service requirement for such plan were to be waived, and (c) whose Salary Deferral Contributions and/or allocated portion of the Employer Contributions under the Basic Plan are limited, or would be limited if he were eligible to participate in the Basic Plan, for such Plan Year due to the provisions of either Section 40l(a)(17), Section 401(k)(3), Section 401(m), Section 402(g) or Section 415 of the Code, shall be eligible to participate in this Restoration Plan for such Plan Year. In no event shall an Employee who is eligible to participate in the Basic Plan, but has declined to participate, be eligible to participate under this Restoration Plan.”

3. Section 6 of the Restoration Plan shall be amended in its entirety to read as follows:

“6. Employer’s Matching Contribution Amount

The Employer shall provide a matching contribution amount for each Participant in this Restoration Plan as of each Valuation Date subsequent to the effective date of the Restoration Plan in an amount equal to the excess of (a) the amount of the Employer Contributions that would have been credited to the Employer Contribution Account of the Participant under the Basic Plan as of such Valuation Date if (i) contributions to the Basic Plan were not restricted due to the limitations imposed by Sections 401(a)(17), 401(k)(3), 401(m), 402(g), and 415 of the Internal Revenue Code, (ii) in the case of a Participant who is ineligible to participate in the Basic Plan, the Participant had been a participant in the Basic Plan as of such Valuation Date, (iii) the Restoration Plan Salary Deferral Contributions of the Participant had been included as Salary Deferral Contributions under the Basic Plan for the valuation period just ended over (b) the amount of the Employer Contributions, if any, that are actually allocated to his Employer Contribution Account under the Basic Plan as of such Valuation Date.”

4. The second paragraph of Section 7 of the Restoration Plan shall be amended in its entirety to read as follows:

“The Employer shall credit the amount of the Restoration Plan Salary Deferral Contributions of a Participant to his Salary Deferral Contribution Reserve Account no later than the Valuation Date next following the applicable payroll period for which his Compensation was reduced. The Restoration Plan Salary Deferral Contributions shall be credited among the investment fund reserve subaccounts in accordance with either (i) the Participant’s current Investment Fund election for Salary Deferral Contributions under the Basic Plan or (ii) in the case of a Participant who is ineligible to participate in the Basic Plan, as he may elect in writing, among the Investment Funds available under the Basic Plan (and assuming for this purpose that the restrictions for Investment Fund election in the Basic Plan apply to such election). After crediting the amount of the Restoration Plan Salary Deferral Contributions for the valuation period just ended, the investment fund reserve subaccounts in the Salary Deferral Contribution Reserve Account shall also be credited as of such Valuation Date with an amount determined by multiplying the average account balance during the valuation period just ended by the applicable Interest Accumulation Factor that applies on the current Valuation Date.”

5. The fourth paragraph of Section 7 of the Restoration Plan shall be amended in its entirety to read as follows:

“The Employer shall credit to the Employer Contribution Reserve Account of the Participant as of each Valuation Date an amount equal to the matching contribution amount to which he is entitled as determined under Section 6 hereof as of such Valuation Date. The Employer Contribution shall be credited among the investment fund reserve subaccounts in accordance with either (i) the Participant’s current Investment Fund election for Employer Contributions under the Basic Plan or (ii) in the case of a Participant who is ineligible to participate in the Basic Plan, as he may elect in writing, among the Investment Funds available under the Basic Plan (and assuming for this purpose that the restrictions for Investment Fund election in the Basic Plan apply to such election). After crediting the Employer Contribution Reserve Account with the matching contribution amount for the valuation period just ended, the Employer Contribution Reserve Account shall be credited as of such Valuation Date with an amount determined by multiplying the average account balance during the valuation period just ended by the applicable Interest Accumulation Factor that applies on the current Valuation Date.”

IN WITNESS WHEREOF, LUFKIN INDUSTRIES, INC. has caused this instrument to be executed by its duly authorized officers on the 18th day of January, 1993, to be effective as of January 1, 1993.

ATTEST:	COMPANY

LUFKIN INDUSTRIES, INC.

/s/ C. J. Haley Jr.	By:	/s/ H. J. Green
Secretary	Title:	Executive Vice President

AMENDMENT TWO TO THE

THRIFT PLAN RESTORATION PLAN

FOR SALARIED EMPLOYEES OF LUFKIN INDUSTRIES, INC.

WHEREAS, effective as of January 1, 1991, the THRIFT PLAN RESTORATION PLAN FOR SALARIED EMPLOYEES OF LUFKIN INDUSTRIES, INC. (the “Plan”) was adopted by Lufkin Industries, inc. (the “Company”) to provide for the payment of retirement and retirement related benefits to a certain select group of highly compensated employees whose contributions and benefits under The Thrift Plan for Salaried Employees of Lufkin Industries, Inc. are restricted by application of the limitations of the Internal Revenue Code; and

WHEREAS, the Company desires to amend the Plan to clarity the manner in which participants may elect to defer compensation under the Plan and to change the procedure by which a participant may elect a form of distribution from the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows effective as of January 31, 2001:

1. Section 5 of the Plan is hereby amended in its entirety to read as follows:

“5. Participant’s Salary Deferral Contributions

Each eligible Employee may become a Participant by irrevocably electing to defer a portion of his Compensation under this Restoration Plan for the Plan Year by entering into a salary deferral agreement with his Employer under which he agrees to defer a portion of his future Compensation. Any such salary deferral agreement must be completed prior to the date specified by .the Committee, but in any event prior to the period of service for which the Compensation is payable. The amount of Compensation that is deferred by the Participant pursuant to such agreement (herein referred to as the Participant’s “Restoration Salary Deferral Contributions”) shall be subject to a maximum equal to the excess, if any, of (i) 12% of his Compensation (or such other amount as the Committee may authorize in its discretion) for the applicable month of the Plan Year over (ii) the maximum Salary Deferral Contribution that he is entitled to make under the Basic Plan for such month of the Plan Year. A Participant may, at the times and in the manner designated by the Committee, change the specified amount of his future deferrals of Compensation under this Restoration Plan, subject to the above maximum rate, by entering .into a new salary deferral agreement with his Employer with respect to such future deferrals; provided that any such new salary deferral agreement must be completed prior to the period of service for which the Compensation is payable.”

2. The first paragraph of Section 10 of the Plan is hereby amended in its entirety to read as follows:

The benefits payable to a Participant or, if the Participant is not living, to his Beneficiary, under this Restoration Plan shall commence to be paid as soon as administratively practicable following the Valuation Date coincident with or next following the date of the Participant’s retirement or other termination of service. For purposes of this Restoration Plan a Participant’s service with an Employer shall not be considered to have terminated so long as such Participant is in the employment of a Controlled Group Member.

A Participant may elect in accordance with procedures established by the Committee to receive his benefit under this Restoration Plan (i) in the form of a single cash lump sum payment or (ii) in the form of quarterly or annual cash installments over a period of five (5) or ten (10) years. In either case, to be effective, such election must be made prior to (x) the date a Participant becomes a Participant or (y) the beginning of the one-year period ending on the date the Participant (or his Beneficiary if the Participant is not living) first becomes entitled to receive such benefit hereunder (provided that in no event shall an election under this subparagraph (y) be effective in the same calendar year in which the election is made). If a Participant does not choose a method of payment in accordance with the Committee’s procedures, or fails to elect the payment option in accordance with the above time limitations, payment to the Participant (or his Beneficiary if the Participant is not living) shall be made in the form of a single cash lump sum. If a benefit is to be paid in installments, each installment payment shall equal the Participant’s total remaining benefit divided by the number of installment payments remaining to be paid in the installment payment period chosen by the Participant. The Participant’s death shall not affect any such installment payment election, and in such case any remaining installments shall be paid to the Participant’s Beneficiary. Notwithstanding the foregoing, the Committee may establish procedures by which a Participant may elect a form of benefit payment for the period beginning after January 31, 2001 and ending on the effective date of a new election made in accordance with the foregoing; provided that a Participant who fails to make an election in accordance with such interim procedures and who becomes (or whose Beneficiary becomes) entitled to receive a benefit during such period shall receive such benefit in the form of a single cash lump sum.

The Participant’s Beneficiary (or Beneficiaries) under this Restoration Plan shall be the Beneficiary (or Beneficiaries) of the Participant under the Basic Plan unless the Participant makes a specific designation of Beneficiary for purposes of this Restoration Plan in accordance with procedures established by the Committee.

3. Except as hereinabove amended, the provisions of the Plan as previously amended shall remain in fall force and effect.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer on this 31 day of January, 2001.

ATTEST:	COMPANY

LUFKIN INDUSTRIES, INC.

/s/ P. G. Perez.	By:	/s/ D. V. Smith
Secretary	Title:	President & Chief Executive Officer

AMENDMENT THREE

THRIFT PLAN RESTORATION PLAN

FOR SALARIED EMPLOYEES OF LUFKIN INDUSTRIES, INC.

WHEREAS, effective as of January 1, 1991, Lufkin Industries, Inc. (hereinafter referred to as the “Company”) heretofore established the Thrift Plan Restoration Plan for Salaried Employee so Lufkin Industries, Inc. (the “Plan”) for the benefit of certain highly compensated employees; and

WHEREAS, the Company desires to amend the Plan to comply with the requirements of section 409A of the Internal Revenue Code of 1986 as amended (the “Code”);

NOW, THEREFORE, The Plan is hereby amended as follows effective as of January 1, 2005:

1.	Section 2 of the Plan is hereby amended by adding the following at the end thereof:

“The term “Performance Pay” shall mean any Compensation that is determined to be performance-based compensation within the meaning of section 409A of the Code and which is attributable to services performed over a performance period of at least twelve months. The term “Plan Year” shall mean the calendar year in which Compensation deferred under the Plan is earned.”

2.	Section 5 of the Plan is hereby amended in its entirety to read as follows:

“5.	Participant’s Salary Deferral Contributions

Each eligible Employee may become a Participant by irrevocably electing to defer a portion of his Compensation under this Restoration Plan for the Plan Year by entering into a salary deferral agreement with his Employer under which he agrees to defer a portion of his future Compensation. Any such salary deferral agreement must be completed prior to the date specified by the Committee, but in any event prior to the last day of the calendar year prior to the Plan Year in which the services are performed giving rise to the Compensation. Notwithstanding the foregoing, however, an Eligible Employee may elect to defer any Compensation which is determined by the Committee to be Performance Pay at any time prior to the date specified by the Committee but not later than six months prior to the end of the performance period over which such Performance Pay is earned. An Employee who first becomes an eligible Employee after the commencement of a Plan year, may make a deferral election with respect to the portion of Compensation earned in such Plan year after the date of the election, provided that such eligible Employee makes such deferral election prior to the date specified by the Committee but not later than thirty days after first becoming eligible to participate. The amount of compensation that may be deferred by the Participant pursuant to such agreement (herein referred to as the Participant’s “Restoration Salary Deferral Contributions”) shall be subject to a maximum equal to the excess, if any , of (12% of his Compensation (or such other amount as the Committee may authorize in its discretion) for the applicable Plan Year over (ii) the maximum Salary Deferral Contribution that he is entitled to make under the Basic Plan for such Plan Year. The salary deferral election made pursuant to this section shall be irrevocable as of the last day of the calendar year prior to the Plan Year for which it is made. A Participant may, at the times and in the manner designated by the Committee, change or terminate a salary deferral election to be effective as of the next following Plan Year.”

3.	The first and second paragraphs of Section 10 of the Plan (as amended by Amendment Two) are hereby amended in their entirety to read as follows:

“The benefits payable to a Participant or, if the Participant is not living, to his Beneficiary, under this Restoration Plan shall be paid or commence to be paid as soon as administratively practicable following the Valuation Date coincident with or next following the date of the Participant’s retirement or other termination of service. For purposes of this Restoration Plan a Participant’s service with an Employer shall not be considered to have terminated so long as such Participant is in the employment of a Controlled Group Member. Notwithstanding the foregoing, however, in the event that a Participant is determined by the Committee to be a “key employee” (as defined in section 416(i) of the Code without regard to paragraph (5) thereof) as of the last day of the Plan Year prior to the year Participant’s distributions under this Restoration Plan would be paid or commence, Participant’s distributions shall not be paid or commence until the date that is the earlier of (i) Participant’s date of death or (ii) six (6) months following such separation from service. If such Participant would have received installment payments during such six-month period but for the immediately preceding sentence, Participant’s installment payments shall be accumulated during such six-month period and paid as soon as administratively feasible after such six-month period.

A Participant may elect at the time of his or her initial deferral election in accordance with procedures established by the Committee to receive his benefit under this Restoration Plan (i) in the form of a single cash lump sum payment or (ii) in the form of quarterly or annual cash installments over a period of five (5) or ten (10) years. In either case, to be effective, such election must be made prior to the effective date of the Participant’s first deferral election and except as provided below shall be irrevocable. If a Participant does not choose a method of payment in accordance with the Committee’s procedures, payment to the Participant (or his Beneficiary if the Participant is not living) shall be made in the form of a single cash lump sum. If a Participant is to be paid in installments, each installment payment shall equal the Participant’s total remaining benefit divided by the number of installments payments remaining to be paid in the installment payment period chosen by the Participant. The Participant’s death shall not affect any such installment payment election, and in such case any remaining installments shall be paid to the Participant’s Beneficiary. Notwithstanding the foregoing, the Participant may elect to postpone a scheduled distribution and have such amount paid out during a sixty (60) day period commencing immediately after an allowable alternative distribution date designated by the Participant in accordance with this Section provided that such payment election change complies with the requirements imposed by the Committee and each of the following requirements:

(a)	Such payment election change must be submitted to and accepted by the Committee in its sole discretion at least twelve (12) months prior to the Participant’s previously designated scheduled distribution commencement date; and

(b)	The new scheduled distribution commencement date selected by the Participant must be at least five years after the previously designated scheduled distribution date; and

(c)	The election of the new scheduled distribution commencement date shall have no effect until at least twelve (12) months after the date on which the election is made.”

4.	Except as hereinabove amended, the provision of the Plan as previously amended shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer on this 2nd day of November, 2005.

ATTEST:	COMPANY

LUFKIN INDUSTRIES, INC.

/s/ P. G. Perez.	By:	/s/ R. D. Leslie
Secretary	Title:	Vice President/Treasurer/Chief Financial Officer